EXHIBIT 10.1

MICHAEL BARRON

8 BELFAIR COURT

HENDERSON, NEVADA 89052

702 481-2343

VIA EMAIL

June 11, 2020

Las Vegas Xpress, Inc.

2831 St. Rose Parkway, Suite # 200

Henderson, Nevada 89052

Attn: Human Resources Dept.

Dear Sirs,

Please accept this letter as my formal notice of my resignation from the position of Interim Chief Executive Officer at Las Vegas Xpress, Inc., effective immediately, as discussed and acknowledged making my last day of employment today, June 11, 2020.

I appreciate the opportunities I have been given during my time with the company, as well as the professional guidance and support.

If I can assist with the transition, please do let me know. I wish the company the best of success in the future.

Thank you for your understanding of my decision to leave the company.

Respectfully,

/s/ Michael Barron

Michael Barron

Cc: File